Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-13511) of Universal Stainless & Alloy Products, Inc. of our report dated September 18, 1997, which appears on page 3 of the Annual Report of the Universal Stainless & Alloy Products, Inc. 1996 Employee Stock Purchase Plan for the year ended June 30, 1997, included in this Annual Report on Form 11-K.

/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP
Pittsburgh, PA
September 18, 1997



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